Exhibit 99.1

Nexvet Reports Financial Results for First Quarter of Fiscal Year 2017

DUBLIN, Ireland – November 4, 2016 – Nexvet Biopharma (Nasdaq: NVET) today announced its financial results for the three month period ended September 30, 2016.

Recent highlights include:

•	Advanced preparations for pivotal studies of the anti-NGF mAb therapy frunevetmab for cats and a pivotal safety study of the anti-NGF mAb therapy ranevetmab for dogs

•	Initiated a pivotal target animal safety study of frunevetmab in October

•	Announced publication of two peer-reviewed articles regarding frunevetmab in the Journal of Veterinary Internal Medicine

•	Received cash of $1.62 million in research and development income from the Australian Government in October

“Throughout the quarter, our top priority has been maintaining the development momentum of ranevetmab and frunevetmab, our lead anti-nerve growth factor (NGF) monoclonal antibody (mAb) programs for chronic pain in dogs and cats, respectively. We were pleased to recently initiate a pivotal safety study of frunevetmab. For both lead product candidates, we also recently achieved significant progress across regulatory and Chemistry, Manufacturing and Controls (CMC) activities,” commented Dr. Mark Heffernan, Chief Executive Officer of Nexvet.

During the quarter, the Company completed analysis of its successful pilot study of frunevetmab and used this analysis to inform the design of a pivotal field efficacy and safety study. Protocol concurrence with the United States Food and Drug Administration’s Center for Veterinary Medicine (CVM) has been obtained for this study. The study’s clinical sites have been selected, trial material manufacture has been completed, and investigator training began in October. The pivotal target animal safety study, which commenced in late October, will examine the safety of frunevetmab in cats according to standard Veterinary International Conference on Harmonization (VICH) guidance and a protocol previously concurred with CVM.

In support of the Company’s frunevetmab CMC technical section submission to CVM, a second 200 liter batch of frunevetmab was produced during the quarter at BioNua, the Company’s manufacturing division in Ireland, which is also being prepared for commercial manufacturing of Nexvet’s products.

Ranevetmab’s process validation, CMC documentation, and production scale-up continue to advance in preparation for CMC regulatory filings, along with preparation for a pivotal target animal safety study which is expected to commence in the first half of 2017.

During the quarter, the Company also initiated pharmacokinetic, immunogenicity and preliminary safety proof-of-concept studies for its anti-PD-1 program. This immuno-oncology program aims to deliver therapies which may have efficacy in a variety of canine cancers.

In July, the Company announced the publication of two peer-reviewed papers regarding frunevetmab (formerly “NV-02”) in the Journal of Veterinary Internal Medicine (JVIM). Frunevetmab is being developed as a monthly subcutaneous injectable for the control of pain associated with osteoarthritis in cats.

On October 10, 2016 Nexvet received cash of $1.62 million under the Australian Government’s research and development incentive program in respect of the fiscal year ended June 30, 2016.

First Quarter 2017 Financial Results

As of September 30, 2016, Nexvet had cash of $24.6 million.

For the three months ended September 30, 2016, Nexvet reported a net loss of $5.1 million, compared to $4.0 million for the three months ended September 30, 2015. Net loss per share attributable to ordinary shareholders (basic and diluted) for the three months ended September 30, 2016 was $0.44, compared to $0.35 for the three months ended September 30, 2015.

The net loss of $5.1 million for the three months ended September 30, 2016 included operating expenses of $5.7 million, reflecting $3.5 million in research and development expenses and $2.2 million in general and administrative expenses. Other income comprised $0.6 million, principally research and development income of $0.5 million and government grant income of $0.2 million, offset by an exchange loss of $0.1 million.

The net loss of $4.0 million for the three months ended September 30, 2015 included operating expenses of $5.6 million, reflecting $3.7 million in research and development expenses and $1.9 million in general and administrative expenses. Other income comprised $1.6 million, principally research and development income of $0.6 million and an exchange gain of $1.0 million.

About Nexvet (www.nexvet.com)

Nexvet is a clinical-stage biopharmaceutical company focused on transforming the therapeutic market for companion animals, such as dogs and cats, by developing and commercializing novel, species-specific biologics. Nexvet’s proprietary PETization™ platform is designed to rapidly design monoclonal antibodies (mAbs) that are recognized as “self” or “native” by an animal’s immune system, a property Nexvet refers to as “100% species-specificity.” Nexvet’s product candidates build upon the safety and efficacy data from clinically tested human therapies, thereby reducing clinical risk and development cost.

Nexvet is leveraging diverse global expertise and incentives to build a vertically integrated biopharmaceutical company, which conducts drug discovery in Australia, conducts clinical development in the United States and Europe and conducts biomanufacturing in Ireland.

Further information

Investors Candice Knoll Blueprint Life Science Group +1 415-375-3340 Ext. 4 cknoll@bplifescience.com	Company Damian Lismore CFO, Nexvet Biopharma plc +1 415-602-5544 +61 417-351-272 (Aus.) damian.lismore@nexvet.com

Media Jessica Burns Berry & Company Public Relations +1 212-253-8881 jburns@berrypr.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share and per share amounts)

	September 30, 2016	June 30, 2016
Assets
Current assets
Cash	$24,550	$31,481
Other income receivable	2,638	2,201
Prepaid expenses and other	1,361	1,280

Total current assets	28,549	34,962

Noncurrent assets
Other income receivable	342	251
Prepaid expenses and other	119	129

Total noncurrent assets	461	380

Property, plant and equipment, net	5,341	4,908
Intangible assets, net	81	74

Total assets	$34,432	$40,324

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$1,466	$1,729
Accrued expenses and other liabilities	2,221	3,295
Deferred income	23	23

Total current liabilities	3,710	5,047

Noncurrent liabilities
Accrued expenses and other liabilities	91	104
Deferred income	32	37

Total noncurrent liabilities	123	141

Total liabilities	$3,833	$5,188

Commitments and contingencies (Note 12)
Shareholders’ equity
Ordinary shares, $0.125 nominal value per share, 100,000,000 shares authorized as of September 30 and June 30, 2016—11,726,406 and 11,565,133 shares issued and outstanding as of September 30 and June 30, 2016, respectively	$1,466	$1,446
Euro deferred shares, €100 nominal value per share, 400 shares authorized as of September 30 and June 30, 2016—400 shares issued and outstanding as of September 30 and June 30, 2016	13	13
Additional paid-in capital	82,499	82,030
Accumulated other comprehensive loss	(5,264)	(5,333)
Accumulated deficit	(48,115)	(43,020)

Total shareholders’ equity	30,599	35,136

Total liabilities and shareholders’ equity	$34,432	$40,324

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,
	2016	2015
Revenue
Other	$—	$—

Total revenue	—	—

Operating Expenses
Research and development	3,466	3,725
General and administrative	2,233	1,870

Total operating expenses	5,699	5,595

Loss from operations	(5,699)	(5,595)
Other Income (Expense)
Research and development income	481	567
Government grant income	175	4
Exchange (loss) gain	(81)	1,027
Interest income	29	37

Net loss	$(5,095)	$(3,960)

Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.44)	$(0.35)

Weighted-average ordinary shares outstanding, basic and diluted	11,703,292	11,442,552

Comprehensive Loss
Net loss	$(5,095)	$(3,960)
Net gain (loss) in foreign currency translation adjustments	69	(1,441)

Total comprehensive loss	$(5,026)	$(5,401)

Forward looking statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward looking statements consist of all statements other than statements of historical fact, including statements regarding our future results of operations and financial position, results of any current or future pivotal study, future expenditures relating to our lead product candidates, time for completion of any of our studies or facilities upgrades, ability to develop our pipeline of product candidates, business strategy, prospective products, ability to successfully manufacture our own product candidates, ability to meet conditions for the receipt of government grants, time for regulatory submissions or ability to qualify for conditional licensure or obtain product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “position,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward looking statements, although not all forward looking statements contain these identifying words. These forward looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors. Factors that could cause actual results to differ materially from our expectations expressed in this report include those summarized under Risk Factors in our reports on Forms 10-Q and 10-K and the other documents we file from time to time with the Securities and Exchange Commission. Given these risks and uncertainties, you should not place undue reliance on these forward looking statements. Also, forward looking statements represent management’s beliefs and assumptions only as of the date of this press release. Except as required by law, we do not intend, and undertake no obligation, to revise or update these forward looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward looking statements, even if new information becomes available in the future.